SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 11, 2018

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2018, Mr. Ralph DeVore, age 80, provided notice to Zion Oil & Gas, Inc. (“Zion” or “Company”) of his resignation from the Board of Directors (“Board”) for health and other reasons. His resignation became effective June 7, 2018.

The Company has appointed Virginia Prodan to its Board as an independent director, effective July 1, 2018. Ms. Prodan is being appointed to the Nominating and Corporate Governance Committee and will be a Class III Director to complete Ralph DeVore’s term.

Ms. Prodan is an international human rights attorney and an Allied Attorney with the Alliance Defending Freedom. She is president and founder of Virginia Prodan Ministries. Ms. Prodan earned a Juris Doctor Degree at the Bucharest Law School, Romania, and was licensed in 1977. She was exiled from Ceausescu’s Romania in 1988 for defending human rights cases, which concerned Ceausescu’s persecution of Christians in Communist Romania. She earned a Master of Laws, LL.M. International, in 1995 and earned a Juris Doctor in 1997 from Southern Methodist University. She is licensed in Texas and Colorado and in the United States District Court for the Northern District of Texas. She was an intern for the Institute for Justice in Washington, D.C. and was an intern for U.S. Judge Sidney Fitzwater of the Northern District of Texas. She is on the Adjunct Faculty at El Centro College Paralegal Program.

Ms. Prodan is on the advisory board of Stand with Persecuted Churches, the 21st Century Wilberforce Ministry and 4word women.org and on the board of directors of the State Republican Executive Committee – Senate District 16.

There are no arrangements or understandings between Ms. Prodan and any other person pursuant to which she was appointed to the Board, and there are no relationships between Ms. Prodan and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

For her services on the Board, Ms. Prodan will be compensated as an independent director. Ms. Prodan will be a Class III director up for reelection at the 2020 annual stockholders meeting.

Item 8.01 Other Events.

On May 31, 2018, Zion Oil & Gas, Inc. (the “Company”) completed its previously announced rights offering. On June 11, 2018, American Stock Transfer & Trust Company, LLC, our Subscription Agent, provided the results of the rights offering. The Company will issue approximately 656,274 shares of common stock and 656,274 warrants to rights holders who exercised their rights pursuant to the basic and over-subscription privileges. The warrants will be issued and exercisable on June 29, 2018 and continue to be exercisable through June 29, 2019 at a per share exercise price of $3.00. The total subscription of approximately 656,274 Rights were purchased (including all of the over-subscription). The gross proceeds from the rights offering of approximately $3.28 million, less fees and expenses of approximately $220,000 incurred in connection with the rights offering, will be used by the Company to further its exploration and production efforts and as otherwise provided in the prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: June 11, 2018	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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